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                                                                    Exhibit 23.3

[McGladrey & Pullen Logo]
Certified Public Accountants

Haights Cross Operating Company
White Plains, New York

We consent to the use in this Registration Statement of Haights Cross Operating Company on Form S-4 of our report, dated January 28, 2004, of Buckle Down Publishing Company as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.


                                                 /s/ McGladrey & Pullen, LLP

Iowa City, Iowa
February 10, 2005